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            PART 25 - SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO THE
                           PREFERRED SHARES, SERIES A

25.1     INTERPRETATION

         For the purposes of Part 25 of these share provisions:

         "ACT" means the BRITISH COLUMBIA BUSINESS CORPORATIONS ACT, as amended.

         "BUSINESS DAY" means any day on which commercial banks are open for business in Vancouver, British Columbia, other than a Saturday or a Sunday.

         "COMMON SHARES" means the common shares in the capital of the Company.

         "COMPANY" means Elephant & Castle Group Inc., a Company existing under the laws of British Columbia.

         "COMPANY'S CONVERSION NOTICE" has the meaning given thereto in Section 25.3(b)(ii).

         "CONVERSION DATE" has the meaning given thereto in Section 25.6(b).

         "CONVERSION RIGHTS" has the meaning given thereto in Section
         25.6(b)(i).

         "DATE OF ISSUANCE" means the date upon which the Preferred Shares, Series A, or a warrant for the purchase thereof, was issued.

         "DIRECTORS" means the board of directors of the Company.

         "HOLDER'S CONVERSION NOTICE" has the meaning given thereto in Section 25.6(b)(i).

         "INDEBTEDNESS" means the Senior Notes and the Term Debt.

         "LIQUIDITY EVENT" means the sale of all or substantially all of the assets of the Company.

         "PREFERRED SHARES" means the Preferred Shares, Series A subject to the special rights and restrictions as described herein.

         "REDEMPTION DATE" has the meaning given thereto in Section 25.4(b).

         "REDEMPTION NOTICE" has the meaning given thereto in Section 25.4(b).

         "RETRACTION DATE" has the meaning given thereto in Section 25.5(a).

         "RETRACTION NOTICE" has the meaning given thereto in Section 25.5(a).

         "SENIOR NOTES" means the restated and amended senior secured 14% convertible notes in the aggregate principal amount of U.S.$4,203,879 million, maturing on December 17, 2009 issued to GE Investment Private Placement Partners II.


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         "SERIES A CONVERSION RATE" means three (3) Common Shares, subject to adjustment pursuant to Section 25.6(f).

         "SERIES A REDEMPTION AMOUNT" has the meaning given thereto in Section 25.4(a).

         "SERIES A REDEMPTION PRICE" means CDN$2.00, subject to adjustment pursuant to Section 25.6(f).

         "TERM DEBT" means the CDN$5 million term loan advanced to the Company pursuant to a credit agreement with Crown Life Insurance Company.

25.2     VOTING RIGHTS.

         The holders of the Preferred Shares, Series A shall be entitled as such to receive notice of and to attend all meetings of the shareholders of the Company (except meetings at which only holders of another class or series of shares of the Company are required by law to vote separately as a class or series) and at each such meeting shall have that number of votes in person or by proxy for each Preferred Share, Series A held equal to the number of Common Shares into which such Preferred Shares, Series A may be converted at the Series A Conversion Rate.

25.3     DIVIDENDS.

         (a) The holder of the Preferred Shares, Series A, in priority to the holders of the Common Shares, shall be entitled to receive and the Company shall pay thereon, as and when declared by the Directors provided the Indebtedness has been repaid in full, fixed, cumulative cash dividends at the rate of 6% of the Series A Redemption Price per annum payable on the dates to be fixed from time to time by the Directors. The holders of the Preferred Shares, Series A shall not be entitled to any dividends other than or in excess of the fixed, cumulative, cash dividends provided for in this Section 25.3(a).

         (b) Within 180 days of the repayment in full of the Indebtedness by the Company, and thereafter annually, the Directors shall declare the dividend which has accrued (and has not been declared) on each outstanding Preferred Share, Series A to the date of such declaration.

         (c) Except with the consent in writing of the holders of all outstanding Preferred Shares, Series A, no dividends shall at any time be declared or paid on or set apart for payment on the Common Shares unless and until all unpaid dividends accrued on the outstanding Preferred Shares, Series A shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment of dividends on the Common Shares or on any such other shares.

25.4     REDEMPTION.

         (a) Subject to the Act and provided that all dividends in respect of the outstanding Preferred Shares, Series A have been declared and paid or set apart for payment, the Company may redeem the whole or any part of the outstanding Preferred

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                  Shares, Series A on payment for each share to be redeemed of the Series A Redemption Price, together with all unpaid declared dividends thereon, which for such purpose shall be treated as accruing up to but excluding the date of such redemption, plus a premium of 10 percent of the Series A Redemption Price for each year or part thereof from the Date of Issuance of the Preferred Shares, Series A, to a maximum premium of 50 percent of the Series A Redemption Price (all such sums, collectively, the "Series A Redemption Amount").

         (b) Unless the holders of the Preferred Shares, Series A to be redeemed having waived notice of redemption, the Company shall give not less than 60 days' notice (the "Redemption Notice") in writing of the redemption of the Preferred Shares, Series A by mailing to each person who, at the date of such mailing, is a registered holder of shares to be redeemed or of warrants for the purchase thereof, a notice of the intention of the Company to redeem the Preferred Shares, Series A. Such notice shall be mailed by ordinary prepaid post addressed to the last address of such holder as it appears on the records of the Company or, in the event of the address of any such holder not appearing on the records of the Company, then to the last known address of such holder; provided, however, that accidental failure or omission to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the Series A Redemption Amount and the date on which redemption is to take place (the "Redemption Date") and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed.

         (c) On or after the Redemption Date the Company shall pay or cause to be paid to or to the order of the registered holders of the Preferred Shares, Series A to be redeemed, those sums forming part of the aggregate Series A Redemption Amount thereof on presentation and surrender of the certificates for the shares so called for redemption as such place or places as may be specified in such notice, and the certificates for such shares shall thereupon be cancelled, and the shares represented thereby shall thereupon be redeemed.

         (d) No partial redemption of the outstanding Preferred Shares, Series A may at any time be made except with the unanimous prior written consent of all holders of the Preferred Shares, Series A and the holders of any outstanding warrants for the purchase thereof. If a part only of the Preferred Shares, Series A represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Company.

         (e) From and after the date specified for redemption in any such notice, the holders of the Preferred Shares, Series A called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any rights in respect thereof, except to receive the Series A Redemption Amount per share, unless payment of the Series A Redemption Amount per share shall not be made by the Company in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unimpaired.


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         (f)      The Company shall have the right at any time after the mailing of any such notice of intention to redeem any Preferred
                  Shares, Series A, to deposit the aggregate Series A Redemption Amount for the Preferred Shares, Series A represented by certificates which have not at the date of deposit been surrendered by the holders thereof in connection with such redemption, in a special account with any chartered bank or trust company in Canada named in such notice of redemption, such Series A Redemption Amount to be paid without interest to or to the order of the respective holders of such shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such shares. Upon such deposit being made, the Preferred Shares, Series A in respect whereof such deposit shall have been made shall be deemed redeemed and the rights of the holders thereof, after such deposit, shall be limited to receiving, without interest, their proportionate part of the aggregate Series A Redemption Amount, so deposited against presentation and surrender of such certificates held by them respectively. Any interest allowed on any such deposit shall belong to the Company.

25.5     RETRACTION.

         (a) Commencing on the date which is 135 days following the close of the Company's second fiscal year after repayment in full by the Company of the Indebtedness (the "Retraction Period"), any holder of Preferred Shares, Series A, may, at the holder's option, upon giving at least 20 Business Days before the date specified for redemption (the "Retraction Date") to the Company at its Registered Office written notice thereof (the "Retraction Notice"), require the Company to redeem at any time the whole or from time to time any part of the Preferred Shares, Series A held by the holder by payment of the Series A Redemption Amount for each share to be redeemed. Within 20 Business Days of the commencement of the Retraction Period, the Company shall send a notice to all of the holders of the Preferred Shares, Series A and holders of outstanding warrants for the purchase thereof stating that the Retraction Period has commenced. The Retraction Notice shall set out the Retraction Date and if only part of the Preferred Shares, Series A held by such holder is to be redeemed, the number thereof so to be redeemed.

         (b) On the Retraction Date, the Company shall pay or cause to be paid to or to the order of to the registered holder of the Preferred Shares, Series A to be redeemed, the Series A Redemption Amount for each such share, on presentation and surrender at the Registered Office of the Company of the certificate(s) for such holder's Preferred Shares, Series A to be redeemed. Payment of sums forming part of the Series A Redemption Amount (less any amount required to be withheld by the Company) for the Preferred Shares, Series A to be redeemed shall be made by cheque payable to the holder thereof at par at any branch of the Company's bankers in Canada. Such cheque shall discharge all liability of the Company for the Series A Redemption Amount, to the extent of the amount represented thereby, unless such cheque is not paid on due presentation. Such Preferred Shares, Series A shall thereupon be deemed to be redeemed and shall be cancelled.


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         (c)      From and after the Retraction Date, the Preferred Shares,
                  Series A so redeemed shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of the holders in respect thereof unless payment of the Series A Redemption Amount shall not be made upon presentation of certificate(s) in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected.

         (d) If a part only of the shares represented by any certificate are redeemed, a new certificate for the balance shall be issued at the expense of the Company.

         (e) If a holder of Preferred Shares, Series A gives a Retraction Notice but fails to present the certificate(s) for such holder's Preferred Shares, Series A to be redeemed on the Retraction Date, the Retraction Notice given by such holder shall be null and void and the Company shall have no obligation to make the redemption called for in the Retraction Notice. Notwithstanding the foregoing, the Company shall have the right to proceed with such redemption notwithstanding such failure. If the Company elects to proceed, the Company shall deposit the Series A Redemption Amount for the Preferred Shares, Series A to be redeemed in a special account maintained by the Company with any chartered bank or trust company in Vancouver, British Columbia (the "Trustee"), to be paid without interest to or to the order of the holder of such Preferred Shares, Series A upon presentation and surrender to the Trustee of the certificate(s) representing such shares. Upon such deposit being made, the Preferred Shares, Series A in respect of which such deposit shall have been made shall thereupon be deemed to be redeemed and shall be cancelled. The rights of the holder thereof after such deposit shall be limited to receiving without interest the amount so deposited upon presentation and surrender to the Trustee of the certificate(s) representing the Preferred Shares, Series A to be redeemed. Any interest allowed on any such deposit shall belong to the Company.

         (f) If the Company shall fail to redeem any Preferred Shares, Series A required to be redeemed by it within 30 days of the Retraction Date, then until such time as the Company shall have redeemed all such shares so called for redemption, the dividend payable to the holders of the Preferred Shares, Series A to be redeemed shall thereafter be preferential and cumulative computed from the Retraction Date.

         (g) Notwithstanding anything contained in this Part, the Company shall be under no obligation to redeem any Preferred Shares, Series A to the extent that such redemption would, in the reasonable opinion of the Directors, be in violation of the laws of the Act or any other applicable law.

         (h) Any redemption monies that are represented by a cheque which has not been presented to the Company's bankers for payment or that otherwise remains unclaimed (including monies held on deposit to a special account) for a period of six years from the Retraction Date shall be forfeited to the Company.


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25.6     CONVERSION RIGHTS

         (a) The holders of Preferred Shares, Series A have the conversion rights set out in this Section 25.6 (the "Conversion Rights").

         (b) Each outstanding Preferred Share, Series A shall be converted into Common Shares at the Series A Conversion Rate on the date (the "Conversion Date") which is the earliest of:

                  (i) the date which is specified for conversion in written notice given to the Company at its Registered Office (the "Holder's Conversion Notice") which shall in any event be no less than 20 Business Days following the delivery of such written notice, requiring the Company to convert the whole or from time to time any part of the Preferred Shares, Series A held by the holder into Common Shares; and

                  (ii) the date which is 20 Business Days following written notice (the "Company's Conversion Notice") by the Company to all of the holders of the Preferred Shares, Series A and holders of outstanding warrants for the purchase thereof of the repayment in full by the Company of the Indebtedness, provided that no such notice may be given unless:

                           (A) the Company shall have achieved earnings before interest, taxes, depreciation, and amortization of not less than U.S.$3.5 million in the last fiscal year prior to such notice being given; and

                           (B) the Common Shares may be issued without legend and without stop against retransfer by prior registration under the United States Securities Act of 1933, as amended, (the "Securities Act") or an application exemption from registration under the Securities Act and any other applicable securities legislation.

         (c) Following receipt by the Company of the Holder's Conversion Notice or delivery by the Company of the Company's Conversion Notice, as the case may be, the Preferred Shares, Series A which are the subject of such notice shall be converted into Common Shares automatically without further action by the holders thereof without adjustment for accrued dividends, if any, and whether or not the certificates representing the Preferred Shares, Series A are surrendered to the Company or its transfer agent, if any.

         (d) Conversion pursuant to Section 25.6(c) shall be carried out only upon the following terms:


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                  (i)      On or about the Conversion Date, the Company shall
                           give to the holder written notice of conversion stating the number of Preferred Shares, Series A registered in the name of the holder and the number of Common Shares to which such shares have been converted;

                  (ii) The Company shall, as soon as practicable thereafter, mail share certificates for such Common Shares, registered in the name of such holder, by ordinary prepaid post to the last address of such holder as it appears on the records of the Company;

                  (iii) The conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date and the person(s) entitled to receive the Common shares issuable upon the conversion shall be treated for all purposes as the holder(s) of record of the Common Shares on that date; and

                  (iv) As of and from the Conversion Date, the holder shall not be entitled to exercise any of the rights in respect of the Preferred Shares, Series A so exchanged.

         (e)      Fractional shares shall not be issued upon any conversion.

         (f) If the Company effects a consolidation or subdivision of the number of outstanding Common Shares into a lesser or greater number, then the Series A Conversion Rate shall be decreased or increased proportionately, as the case may be. If the Common Shares issuable upon the exchange of the Preferred Shares, Series A are changed into shares of any other class(es) in the capital of the Company, whether by capital reorganization, amalgamation, consolidation, merger or sale of assets or otherwise then the holder of each Preferred Share, Series A shall have the right thereafter to convert the share into the kind and number of shares, other securities and property receivable upon the reorganization, reclassification or other change as would the holder of the number of Common Shares into which the Preferred Shares, Series A might have been converted immediately prior to the reorganization, reclassification or change, but subject to further adjustment as otherwise provided in this Section 25.6(f).

         (g) If at any time and from time to time there is (i) an amalgamation, consolidation or merger of the Company with or into another Company or (ii) the sale of all or substantially all of the properties and assets of Company to any other person, then the Company shall provide that the holders of the Preferred Shares, Series A shall thereafter be entitled to receive upon exchange of the Preferred Shares, Series A the number of shares or other securities or property of the Company or of the successor Company resulting from the amalgamation, consolidation, merger or sale to which a holder of Common Shares deliverable upon exchange would have been entitled. In any such event, appropriate adjustments shall be made in the application of the provisions with respect to the rights of the holders of the


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                  Preferred Shares, Series A after the reorganization,
                  amalgamation, merger, consolidation or sale, as the case may be, so that the provisions of the articles of the Company, without limitation, adjustment of the Series A Conversion Rate then in effect and the number of Common Shares to be obtained by conversion of the Preferred Shares, Series A shall apply after the event as nearly equivalent as may be practicable.

25.7     PARTICIPATION UPON LIQUIDATION, DISSOLUTION OR WINDING-UP.

         In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the propose of winding-up its affairs or upon the occurrence of a Liquidity Event, the holders of the Preferred Shares, Series A shall be entitled to receive an amount equal to the Series A Redemption Amount in respect of each Preferred Share, Series A held, together with all unpaid cumulative dividends, whether or not declared, which shall have accrued thereon and which, for such purposes, shall be treated as accruing up to but excluding the date of such liquidation, dissolution, winding-up, distribution of assets or Liquidity Event, before any distribution of any part of the assets of the Company among the holders of the Common Shares or shares of any other class ranking junior to the Preferred Shares, Series A. Except as provided in this Section 25.7, holder of Preferred Shares, Series A shall not be entitled to any further participation in the assets of the Company.

25.8     WITHHOLDING RIGHTS

         Notwithstanding anything herein inconsistent with this Part 25, the Company shall be entitled to deduct and withhold from any dividend or other amount payable to any holder of Preferred Shares, Series A such amounts as the Company is required to deduct and withhold with respect to such payment under any provision of provincial, federal, territorial, state, local or foreign tax law. Any amounts so deducted and withheld shall be treated for all purposes hereof as having been paid to the holder of the Preferred Shares, Series A in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted and withheld from any payment to a holder exceeds the cash portion of the amount otherwise payable to the holder, the Company is hereby authorized to sell or otherwise disposed of such portion of the amount otherwise payable as is necessary to provide sufficient funds to the Company to enable it to comply with such deduction and withholding requirement and the Company shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.